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                                                                   EXHIBIT 10.24



                            CITY NATIONAL CORPORATION
                                1995 OMNIBUS PLAN

















(As adopted on February 22, 1995, approved on April 18, 1995 and amended on April 16 and June 25, 1997)


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                            CITY NATIONAL CORPORATION
                                1995 OMNIBUS PLAN

                                TABLE OF CONTENTS

                                                                                                                        Page
I.       THE PLAN  .......................................................................................................1
         1.1.     PURPOSE.................................................................................................1
         1.2.     DEFINITIONS  ...........................................................................................1
         1.3.     ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE...................................................5
         1.4.     PARTICIPATION  .........................................................................................6
         1.5.     SHARES AVAILABLE FOR AWARDS  ...........................................................................7
         1.6.     GRANT OF AWARDS  .......................................................................................8
         1.7.     AWARD PERIOD  ..........................................................................................8
         1.8.     LIMITATIONS ON EXERCISE AND VESTING OF AWARDS  .........................................................8
         1.9.     ACCEPTANCE OF NOTES TO FINANCE EXERCISE  ...............................................................9
         1.10.    NO TRANSFERABILITY .....................................................................................9

II.      EMPLOYEE OPTIONS ...............................................................................................10
         2.1.     GRANTS ................................................................................................10
         2.2.     OPTION PRICE ..........................................................................................10
         2.3.     LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS .............................................11
         2.4.     LIMITS ON 10% HOLDERS .................................................................................11
         2.5.     OPTION REPRICING; CANCELLATION AND REGRANT; WAIVER OF RESTRICTIONS.................................... 11
         2.6.     DIVIDEND EQUIVALENTS ..................................................................................12
         2.7.     SURRENDER OF STOCK OPTIONS ............................................................................12
         2.8.     SPECIAL REQUIREMENTS FOR DIRECTOR STOCK OPTIONS .......................................................12

III.     STOCK APPRECIATION RIGHTS ......................................................................................13
         3.1.     GRANTS ................................................................................................13
         3.2.     EXERCISE OF STOCK APPRECIATION RIGHTS .................................................................13
         3.3.     PAYMENT ...............................................................................................14

IV.      RESTRICTED STOCK AWARDS ........................................................................................14
         4.1.     GRANTS ................................................................................................14
         4.2.     RESTRICTIONS ..........................................................................................15
         4.3.     RETURN TO THE COMPANY .................................................................................15

V.       PERFORMANCE SHARE AWARDS AND STOCK BONUSES .....................................................................15
         5.1.     GRANTS OF PERFORMANCE SHARE AWARDS ....................................................................15
         5.2.     GRANTS OF STOCK BONUSES ...............................................................................16
         5.3.     DEFERRED PAYMENTS..................................................................................... 16


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

VI.      TAX OFFSET BONUS RIGHTS ........................................................................................16
         6.1.     GRANTS ................................................................................................16
         6.2.     TAX OFFSET BONUS RIGHTS PERIOD ........................................................................16
         6.3.     EXERCISE OF RIGHTS ....................................................................................17
         6.4.     PAYMENTS ..............................................................................................17
         6.5.     TERMINATION OF EMPLOYMENT .............................................................................17

VII.     OTHER PROVISIONS............................................................................................... 17
         7.1.     RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES ..........................................17
         7.2.     ADJUSTMENTS; ACCELERATION .............................................................................18
         7.3.     EFFECT OF TERMINATION OF EMPLOYMENT ...................................................................19
         7.4.     COMPLIANCE WITH LAWS ..................................................................................20
         7.5.     TAX WITHHOLDING .......................................................................................20
         7.6.     PLAN AMENDMENT, TERMINATION AND SUSPENSION ............................................................20
         7.7.     PRIVILEGES OF STOCK OWNERSHIP .........................................................................21
         7.8.     EFFECTIVE DATE OF THE PLAN ............................................................................21
         7.9.     TERM OF THE PLAN ......................................................................................21
         7.10.    GOVERNING LAW; CONSTRUCTION; SEVERABILITY .............................................................21
         7.11.    CAPTIONS ..............................................................................................22
         7.12.    NON-EXCLUSIVITY OF PLAN ...............................................................................22

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                            CITY NATIONAL CORPORATION
                                1995 OMNIBUS PLAN

I.   THE PLAN

I.1. PURPOSE

     The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company.

I.2. DEFINITIONS

(a) "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Stock Bonus, Dividend Equivalent, Tax Offset Bonus or other right or security that would constitute a "derivative security" under Rule 16a-l(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

(b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

(c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

(d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(e) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

(f)  "Board" shall mean the Board of Directors of the Company.

(g)  "Change in Control Event" shall mean:

     (1) The acquisition by any individual (other than Bram Goldsmith), entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the


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          Company (except that an acquisition by virtue of the exercise of a conversion privilege shall not be considered within this clause (i) unless the converted security was itself acquired directly from the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A) and (B) of paragraph (3) below are satisfied;

     (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; provided, however, that any transaction which does not constitute a Change in Control Event by reason of an exception contained in Section 1.2(g)(1), (3) or
          (4), shall not constitute a Change in Control Event by reason of this
          Section 1.2(g)(2); or

     (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "transaction"), unless, following such transaction in each case, (A) more than 80% of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction and (B) no Person (excluding the Company, Bram Goldsmith, any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction and any Person beneficially owning, immediately prior to such transaction, directly or indirectly, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; or

     (4) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, unless such assets are sold to a corporation and following such sale or other disposition, the conditions described in clauses (A) and (B) of paragraph (3) above are satisfied with respect to the acquiring corporation.

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(h)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i)  "Commission" shall mean the Securities and Exchange Commission.

(j) "Committee" shall mean the Compensation and Directors Nominating Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be a Disinterested and Outside director.

(k) "Common Stock" shall mean the common stock of the Company, $1.00 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

(l)  "Company" shall mean City National Corporation and its Subsidiaries.

(m) "Disinterested and Outside" shall mean "disinterested" within the meaning of any applicable regulatory requirements, including Rule 16b-3, and "outside" within the meaning of Section 162(m) of the Code.

(n) "Dividend Equivalent" shall mean an amount equal to the amount of cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each Share after the date of an Award of a Dividend Equivalent.

(o) "Eligible Employee" shall mean an officer at a level of Vice President or the equivalent (whether or not a director) of the Company, or any Other Eligible Person, as determined by the Committee in its discretion. In no event may any member of the Committee or a committee administering any other stock option, stock appreciation, stock bonus or other stock plan of the Company be an Eligible Employee.

(p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(r) "Fair Market Value" shall mean, with respect to Common Stock, the price at which the Stock sold on the last normal transaction of the trading day on a specified date, or if no trading occurs on such specified date, on the most recent preceding business day on which trading occurred, as quoted on the National Market System of the National Association of Securities Dealers or on any exchange upon which the stock may be traded.

(s) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.


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

(t) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

(u) "Non-Employee Director" shall mean a member of the Board who is not an officer or employee of the Company.

(v) "Option" shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

(w) "Other Eligible Person" shall mean any other person (including significant agents and consultants) who performs substantial services for the Company of a nature similar to those performed by key employees, selected to participate in this Plan by the Committee from time to time; provided that in no event shall a Non-Employee Director be selected as an Other Eligible Person.

(x) "Participant" shall mean an Eligible Employee who has been granted an Award under this Plan.

(y) "Performance Share Award" shall mean an Award made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan.

(z) "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(aa) "Plan" shall mean this 1995 Omnibus Plan.

(bb) "QDRO" shall mean a qualified domestic relations order as defined in
     Section 414 (p) of the Code or Title I, Section 206(d) (3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

(cc) "Restricted Stock" shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

(dd) "Retirement" shall mean retirement from active service as an employee or officer of the Company on or after attaining age 65.

(ee) "Rule 16b-3" shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

(ff) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

(gg) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

(hh) "Shares" shall mean shares of Common Stock of the Company.

(ii) "Stock Appreciation Right" shall mean a right to receive a number of Shares or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Shares that is authorized under this Plan.

(jj) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(kk) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e) (3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

I.3. ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE

(a) Committee. This Plan shall be administered by, and all Awards to Eligible Employees shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

(b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

     (i) To determine, from among those persons eligible, the particular Eligible Employees who will receive any Awards;

     (ii) To grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

     (iii) To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

     (iv) To construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

     (v) To cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under
           Section 7.6;

     (vi) To accelerate or extend the exercisability or vesting extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

     (vii) To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c) Binding Determinations. Any action taken by, or inaction of, the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Company, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

(e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

(f) Substitute Options. Notwithstanding any provision to the contrary in this Plan, including, without limitation, Section 2.2(a) hereof, in the context of a merger, acquisition, consolidation or other business combination transaction in which the Company desires to acquire, extinguish, replace, exchange or buy out any stock option or other rights (collectively, the "Target Company Options") of a shareholder of another constituent entity to such merger, acquisition, consolidation or other business combination transaction, (i) the Committee shall have the authority to grant Options to Eligible Employees in exchange for Target Company Options, (ii) the Committee shall have discretion to grant such Options in such numbers and at such exercise prices as is in accordance with the exchange ratio or other exchange mechanism or formula for the consideration in any such merger, acquisition, consolidation or other business combination transaction and (iii) the Committee shall have the authority to deem such Options immediately exercisable and vested on the Award Date.

 .1.  PARTICIPATION

     Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall be eligible to receive Awards under this Plan only as specified in Section 2.8.

 .2.  SHARES AVAILABLE FOR AWARDS

     Subject to the provisions of Section 7.2, the capital stock that may be delivered under this Plan shall be shares of the Company's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

(a) Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 3,000,000 Shares subject to subsection (c) below and the adjustments contemplated by Section 7.2. The maximum number of Options and Stock Appreciation Rights (whether payable in Shares, cash or any combination thereof) that may be granted to an Eligible Employee during any one-year period shall not exceed 500,000, subject to adjustment as contemplated in Section 7.2.

(b) Reservation of Shares. Common Stock subject to outstanding Awards of derivative securities (as defined in Rule 16a-l(c) under the Exchange Act) shall be reserved for issuance. If a Stock Appreciation Right or similar right based on the increased market value of a specified number of Shares is exercised or a Performance Share Award is paid, the number of Shares to which such exercise or payment relates under the applicable Award shall be charged against the maximum amount of Shares that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Company withholds Shares pursuant to Section 2.2(b) or 7.5, the number of shares that would have been deliverable with respect to an Award shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan. To the extent a Performance Share Award constitutes an equity security (as this phrase is defined in Rule 16a-1 under the Exchange Act) issued by the Company and is paid in Shares the number of Shares (if any) subject to such Performance Share Award shall be charged (but in the case of tandem or substituted Awards, without duplication) against the maximum number of Shares that may be delivered pursuant to Awards under this Plan.

(c) Cash Only Award Limit. Awards payable solely in cash under the Plan and Awards payable either in cash or shares that are actually paid in cash shall constitute and be referred to as "Cash Only Awards". The number of Cash Only Awards shall be determined by reference to the number of Shares by which the Award is measured. The maximum number of Cash Only Awards that may be paid shall not, together with the aggregate number of Shares that may be delivered under subsection (a), exceed 3,000,000, subject to adjustments under Section 7.2. Awards payable either in cash or shares shall not be counted against the Cash Only Award limit if charged against the share limit in subsection (a). Notwithstanding the foregoing, if an Award paid or payable solely in cash satisfies the requirements for the exclusion from the definition of a derivative security in Rule 16a-l(c) that does not require that the award be made under a Rule 16b-3 plan, the Award shall not be counted against any of the limits of this Section.

(d) Reissue of Awards. Subject to any restrictions under Rule 16b-3, the shares which are subject to any unexercised, unconverted, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award shall again be available for Award under subsection (a) or (c) above, as applicable, provided the Participant has not received dividends or Dividend Equivalents during the period in which the Participant's ownership was restricted or otherwise not vested. Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of the Awards also shall be available for reissuance under the Plan. Nothing in this paragraph shall be interpreted to allow shares which are in the possession of the Company pursuant to either Section 2.2(b) or 7.5 to be available for reissuance under the Plan.

(e) Interpretive Issues. Additional rules for determining the number of shares or Cash Only Awards authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b.

 .3.  GRANT OF AWARDS

     Subject to the express provisions of this Plan, the Committee shall determine the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.3(b), the specific objectives, goals and performance criteria (such as an increase in revenues, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant.

 .4.  AWARD PERIOD

     Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or other rights to acquire Shares, not later than ten (10) years after the Award Date.

 .5.  LIMITATIONS ON EXERCISE AND VESTING OF AWARDS

(a) Provisions for Exercise. Except as may otherwise be provided in an Award Agreement or herein, no Award shall be exercisable or shall vest until at least six months after the initial Award Date. Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

(b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with any required payment made in accordance with
     Section 2.2(b).

(c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

 .6.  ACCEPTANCE OF NOTES TO FINANCE EXERCISE

     The Company may, with the Committee's approval, accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

     (a) The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Company in consideration of such exercise or receipt.

     (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of 10 years.

     (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

     (d) Except as otherwise provided by the Committee, if the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of any Shares acquired by the Participant in connection with an Award to which the note relates would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

     (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby or any other collateral determined by the Committee in compliance with applicable law.

     (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect and any other applicable banking rules and regulations.

 .7.  NO TRANSFERABILITY

(a) Awards may be exercised only by the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than by will or the laws of descent and distribution or pursuant to a QDRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award, including, without limitation, any Option or shares of Restricted Stock, that has not vested shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company) and any such attempted action shall be void. The Company shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan.

(b) The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

I.   EMPLOYEE OPTIONS

I.1. GRANTS

     One or more Options may be granted under this Article to any Eligible Employee, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement.

I.2. OPTION PRICE

(a) Pricing Limits. Subject to Section 2.4, the purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) if authorized by the Committee or specified in the applicable Award Agreement, in cash in an amount equal to the par value of the shares being purchased, and, in the form of a promissory note (consistent with the requirements of Section 1.9) of the Participant in an amount equal to the difference between said cash amount and the purchase price of such shares; (iv) by notice and third party payment in such manner as may be authorized by the Committee; (v) by the delivery of Shares already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such Shares; or (vi) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (v) shall be valued at their Fair Market Value on the date of exercise.

I.3. LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS

     (a) $100,000 Limit. To the extent that the aggregate "fair market value" of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     (b) Option Period. Subject to Section 2.4, each Option and all rights thereunder shall expire no later than ten years after the Award Date.

     (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

I.4. LIMITS ON 10% HOLDERS

     No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

I.5. OPTION REPRICING; CANCELLATION AND REGRANT; WAIVER OF RESTRICTIONS

     Subject to Section 1.5 and Section 7.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee, any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period. Notwithstanding the foregoing, any amendment or other action must contain terms and provisions permitted under the terms of this Plan as if the Option were granted on the date of the amendment.

I.6. DIVIDEND EQUIVALENTS

     The Committee may, at the time of granting an Option, grant Dividend Equivalents attributable to Shares subject to the Option. Dividend Equivalents shall be paid in cash only to the extent the Option is unexercised as of the dividend record date, as specified in the Award Agreement, as follows: the Dividend Equivalent per Share shall be multiplied by the number of Shares subject to Option and an amount equal to the product so derived shall be paid in cash to the Participant on the dividend payment date. The Committee may, in the Award, specify that Dividend Equivalents shall be paid only for a specified time period or only as to that portion of the Option that has vested.

I.7. SURRENDER OF STOCK OPTIONS

     The Committee, in its sole discretion, shall have the authority under the circumstances set forth herein to agree mutually with a Participant to grant such Participant the right on such terms and conditions as the Committee may prescribe, to surrender such Participant's Options to the Company for cancellation and to receive upon such surrender a cash payment equal to the Spread applicable to such surrendered Option. Such right shall be made available only in the event of an Offer (as defined in the following paragraph).

     The term "Offer" as used in this Section means any tender offer or exchange offer for Shares, other than one made by the Company, provided that the corporation, person or other entity making the offer acquires Shares pursuant to such offer.

     The term "Offer Price per Share" as used in this Section means the highest price per share paid on any Offer which is in effect at any time during the period beginning on the sixtieth day prior to the date on which the Option is surrendered pursuant to this Section and ending on such date of surrender. Any securities or property which are part or all of the consideration paid for shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (a) the valuation placed on such securities or property by any other corporation, person or entity making the Offer or (b) the valuation placed on such securities or property by the Committee.

     The term "Spread" as used in this Section means with respect to any surrendered Option and associated right, if any, an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share or the highest market price per share of the Company's Common Stock during the period beginning on the sixtieth day prior to the date on which the Stock Option is surrendered pursuant to this Section and ending on such date of surrender over
(B) the purchase price per share at which the surrendered Option is then exercisable, by (ii) the number of shares subject to such Option with respect to which it has not theretofore been exercised.

I.8. SPECIAL REQUIREMENTS FOR DIRECTOR STOCK OPTIONS

(a) Eligibility. All directors of the Company who are not employees of the Company shall be eligible to receive Director Stock Options, as set forth in this Section 2.8. Notwithstanding the foregoing, any director who is, or who during the preceding calendar year was, a member of the Committee or any committee administering any other stock option, stock appreciation, stock bonus or other stock plan of the Company or any Subsidiary will not be eligible to receive Director Stock Options hereunder if, in the opinion of counsel for the Company, the receipt of Director Stock Options will cause such director to be a "disinterested person" with respect to the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Company or any Subsidiary pursuant to Rule 16b-3 of the Securities and Exchange Commission, or will otherwise disqualify the Plan or any other such plan from compliance with said rule.

(b) Grant of Director Options. Every eligible director will receive five hundred (500) Director Stock Options on the date of each annual meeting of shareholders. Director Stock Options shall be granted automatically to each such eligible director on the business day following such annual meeting of stockholders, without further action of the Committee or the Board.

(c) Stock Option Price. The purchase price of the stock pursuant to a Director Stock Option shall be $1.00 per share.

(d) Other Terms of Director Stock Options. Each Director Stock Option shall become exercisable six (6) months after the date of grant. Unless otherwise determined by the Committee, if the holder of Director Stock Options ceases to serve as a director of the Company for any reason other than for cause, the Director Stock Options shall expire at the end of their fixed term, or three months after the date of such termination, and until then shall be exercisable in full, regardless of any vesting schedule otherwise applicable. Except as set forth in this Section 2.8, all terms and provisions of the Director Stock Options shall be as set forth in the Plan with respect to options which are not Director Stock Options.

II.  STOCK APPRECIATION RIGHTS

II.1. GRANTS

     In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

II.2. EXERCISE OF STOCK APPRECIATION RIGHTS

(a) Exercisability. A Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable, provided, however, that any exercise of any Stock Appreciation Right hereunder shall be made beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 of the regulations promulgated under the Securities Exchange Act of 1934 and ending on the twelfth business day following such date or at such other time as may be permitted under an agreement or successor rule.

(b) Effect on Available Shares. In the event that a Stock Appreciation Right is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Stock Appreciation Right and the related Option of the Participant.

(c) Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date.

II.3. PAYMENT

(a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying

     (i) The difference obtained by subtracting the exercise price per Share under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

     (ii) The number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

     Notwithstanding the above, the Committee may place a maximum limitation on the amount payable upon exercise of a Stock Appreciation Right. Such limitation, however, must be determined as of the date of the grant and noted on the instrument evidencing the Stock Appreciation Right granted hereunder.

(b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

III. RESTRICTED STOCK AWARDS

III.1. GRANTS

     The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant and the restrictions imposed on such Shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide.

Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Company or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.8. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

III.2. RESTRICTIONS

(a) Pre-Vesting Restraints. Except as provided in Section 1.10 and 4.1, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

(b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

(c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

III.3. RETURN TO THE COMPANY

     Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Company in such manner and on such terms as the Committee shall therein provide.

IV.  PERFORMANCE SHARE AWARDS AND STOCK BONUSES

IV.1. GRANTS OF PERFORMANCE SHARE AWARDS

     The Committee may, in its discretion, grant one or more Performance Share Awards to any Eligible Employee based upon such factors, which in the case of any Award to a Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person, as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such Shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any Shares or cash to the Participant shall be based. The amount of Shares that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee, consistent with Section 7.10(c)(2), if applicable, may determine.

IV.2. GRANTS OF STOCK BONUSES

     The Committee may grant a stock bonus to any Eligible Employee to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee.

     The number of Shares so awarded shall be determined by the Committee. The stock bonus may be granted independently or in lieu of a cash bonus.

IV.3. DEFERRED PAYMENTS

     The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or Shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

V.   TAX OFFSET BONUS RIGHTS

V.1. GRANTS

     The Committee may, in its discretion, grant Tax Offset Bonus Rights to selected Participants. Such rights shall be evidenced by Tax Offset Bonus Rights agreements on the terms and conditions set forth in the Plan, which agreements shall specify the amount or method of calculating the amount of the rights being granted and may contain such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan. Each Tax Offset Bonus Right must relate to a specific Nonqualified Stock Option granted under Section II of the Plan. Tax Offset Bonus Rights granted in relation to a specific Nonqualified Stock Option shall be granted either concurrently or at such later time as determined by the Committee. The amount of any Tax Offset Bonus Right may be, but is not required to be, calculated as a specified percentage of the excess of the Fair Market Value of a share of the Company's Common Stock on the date when the right is exercised over the price per share under the Option exercised concurrently with the exercise of such right.

V.2. TAX OFFSET BONUS RIGHTS PERIOD

     Each Tax Offset Bonus Right and all rights or obligations thereunder shall expire upon the expiration of the related Nonqualified Stock Option. In no event may a Tax Offset Bonus Right be exercised later than the tenth anniversary of the date on which the Tax Offset Bonus Right is granted, and shall be subject to earlier termination as hereinafter provided.

V.3. EXERCISE OF RIGHTS

     Tax Offset Bonus Rights shall be exercisable to the extent, and only to the extent, the related Nonqualified Stock Option is exercisable. Tax Offset Bonus Rights shall only be exercisable concurrently with the exercise of the related Nonqualified Stock Option; any exercise of the Nonqualified Stock Option shall also be deemed an exercise of the equivalent number of Tax Offset Bonus Rights.

     Each holder of a Tax Offset Bonus Right shall agree to give the Committee prompt written notice of an election made by such holder to exercise said Tax Offset Bonus Rights subject to the approval of the Committee.

     Despite any other provision of the Plan, the Committee may impose such conditions on exercise of Tax Offset Bonus Rights as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     Any exercise of a Tax Offset Bonus Right hereunder shall be made beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 of the regulations promulgated under the Securities Exchange Act of 1934 and ending on the twelfth business day following such date or at such other time as may be permitted under an amendment or successor rule.

V.4. PAYMENTS

     Upon the exercise of a Tax Offset Bonus Right, the Company shall deliver to the person exercising such right the amount of the right being exercised, calculated as specified in the Tax Offset Bonus Right agreement with respect thereto. Payment shall be in either cash, Common Stock or a combination thereof, as the Committees shall determine. No fractional shares will be issued.

V.5. TERMINATION OF EMPLOYMENT

     Unless otherwise determined by the Committee, in the event a Participant ceases to be an employee of the Company for any reason, any Tax Offset Bonus Right will be exercisable only to the extent that any related Nonqualified Stock Option is exercisable under the applicable provisions of the Plan and related Award Agreement.

VI.  OTHER PROVISIONS

VI.1. RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES

(a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

(b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c) Plan Not Funded. Awards payable under this Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

VI.2. ADJUSTMENTS; ACCELERATION

(a) Adjustments. If the outstanding shares of Common Stock are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Company, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Common Stock, through a reorganization or merger in which the Company is the surviving entity, or through a combination, consolidation, recapitalization, reclassifi-cation, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the shareholders of the Company or if there shall occur any other extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety which in the judgment of the Committee materially affects the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all terms of outstanding Awards including, but not limited to (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the consideration payable with respect to Awards granted prior to any such change and the price, if any, paid in connection with Restricted Stock Awards or (C) the performance standards appropriate to any outstanding Awards; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the

     Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to shareholders generally.

(b) Acceleration of Awards Upon Change in Control. As to any or all Participants, upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable,
     (ii) Restricted Stock shall immediately vest free of restrictions, and
     (iii) each Performance Share Award shall become payable to the Participant; provided, however, that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the Award Date of such Award. Notwithstanding the foregoing, prior to a Change in Control Event, the Committee may determine that, upon its occurrence, there shall be no acceleration of benefits under Awards or determine that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such with new Options and Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices. In addition, the Committee may override the limitations on acceleration in this Section 7.2(b) by express provision in the Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements. including without limitation Section 422 of the Code.

(c) Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Shares under this Plan has not been exercised prior to (i) a dissolution of the Company, (ii) a reorganization event described in
     Section 7.2(a) that the Company does not survive, or (iii) the consummation of a reorganization event described in Section 7.2(a) that results in a Change in Control Event approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

VI.3. EFFECT OF TERMINATION OF EMPLOYMENT

     The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., retirement, early retirement, termination for cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Section 2.3(b)) and the number of shares covered by the Award with respect to which the Award is exercisable or vested.

VI.4. COMPLIANCE WITH LAWS

     This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

VI.5. TAX WITHHOLDING

(a) Cash or Shares. Upon any exercise, vesting, or payment of any Award, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

(b) Tax Loans. The Committee may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the provisions of Section 1.9.

VI.6. PLAN AMENDMENT, TERMINATION AND SUSPENSION

(a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 7.9.

(b) Shareholder Approval. If any amendment would (i) materially increase the benefits accruing to participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or
     (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits


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


     thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval. Notwithstanding the foregoing, the provisions of Section 2.8 shall not be amended more than once every six months other than to comport with changes in the Code, ERISA or the rules thereunder.

(c) Amendments to Awards. Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 7.2 shall not be deemed to constitute changes or amendments for purposes of this Section 7.6.

VI.7. PRIVILEGES OF STOCK OWNERSHIP

     Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

VI.8. EFFECTIVE DATE OF THE PLAN

     This Plan shall be effective as of February 22, 1995, the date of Board approval, subject to shareholder approval within 12 months thereafter.

VI.9. TERM OF THE PLAN

     No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award thereto granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

VI.10. GOVERNING LAW; CONSTRUCTION; SEVERABILITY

(a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws


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

     may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

(b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)  Plan Construction.

     (i) It is the intent of the Company that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

     (ii) It is the further intent of the Company that options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant, that are granted to or held by a
          Section 16 Person, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

VI.11. CAPTIONS

     Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

VI.12. NON-EXCLUSIVITY OF PLAN

     Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock under any other plan or authority.



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